UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: May 18, 2012)

Innophos Holdings, Inc.
(Exact name of Registrant as specified in its their Charter)

Delaware (States or other jurisdictions of incorporation)	001-33124 (Commission File Numbers)	20-1380758 (IRS Employer Identification Nos.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Office, including Zip Code)

(609) 495-2495
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders of Innophos Holdings, Inc. held on May 18, 2012, the Registrant's stockholders voted on three proposals disclosed in the Registrant's 2012 Proxy Statement dated April 19, 2012: (i) Proposal 1-Election of Board Members; (ii) Proposal 2-Ratification of Selection of Independent Registered Public Accounting Firm; (iii) Proposal 3-Advisory Vote on Executive Compensation.

The results of the voting were as follows:

Proposal 1-Election of Board Members

Director Nominee	For	Withhold	Broker Non-Vote
Gary Cappeline	18,940,315	187,196	1,377,802
Amado Cavazos	18,975,351	152,160	1,377,802
Randolph Gress	18,800,218	327,293	1,377,802
Linda Myrick	19,118,115	9,396	1,377,802
Karen Osar	18,944,210	183,301	1,377,802
John Steitz	16,616,469	2,509,042	1,377,802
Stephen Zide	19,113,187	14,324	1,377,802

Proposal 2-Ratification of Selection of Independent Registered Public Accounting Firm:

For	Against	Abstain	Broker Non-Vote
19,931,129	555,478	18,706	—

Proposal 3- Advisory Vote on Executive Compensation

For	Against	Abstain	Broker Non-Vote
17,729,771	1,336,768	60,972	1,377,802

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

By: /s/ Neil Salmon
Name: Neil Salmon Title: Vice President and Chief Financial Officer

Dated: May 23, 2012